Exhibit 99

INVESTOR CONTACT:	MEDIA CONTACT:
Tom Paulson	Kathryn Lovik
Vice President and Chief Financial Officer	Director, Communications
763-540-1204	763-540-1212

Tennant Company Reports 2010 Second Quarter Results

Net sales rose 11.8 percent in quarter;
Quarterly EPS doubled to $0.32 vs. $0.16 per diluted share a year ago;
Gross margins reached 43.1 percent versus 40.4 percent;
Company increases annual sales and EPS guidance for 2010

MINNEAPOLIS, Minn., July 29, 2010—Tennant Company (NYSE: TNC), a world leader in designing, manufacturing and marketing of solutions that help create a cleaner, healthier world, today reported net earnings of $6.2 million, or $0.32 per diluted share, on net sales of $166.1 million for the second quarter ended June 30, 2010. In the prior year quarter, Tennant reported net earnings of $3.0 million, or $0.16 per diluted share, on net sales of $148.6 million.
"Tennant had a good first half of 2010. We are pleased that we saw a continuation of the first quarter’s favorable trends in the second quarter,” said Chris Killingstad, Tennant Company's president and chief executive officer. “Our business maintained its strong growth in the Americas and Asia. As in the 2010 first quarter, double-digit sales gains were led by demand for our proprietary ec-H2O™ technology platform and sales to strategic accounts. Many of our strategic account customers have designated Tennant as a preferred supplier largely due to ec-H2O’s proven chemical-free cleaning capabilities. The higher sales volume and our ongoing emphasis on leveraging our cost structure again resulted in increased gross margins and earnings per share in the quarter."
Tennant generated $24.4 million in cash from operations in the 2010 first half, of which $10.3 million was generated in the second quarter. Total cash and cash equivalents at June 30, 2010, was $34.5 million, compared with $16.1 million a year ago. The company's total debt was $32.4 million versus $56.2 million at the end of the 2009 first half.

Operating Review
Tennant’s consolidated net sales of $166.1 million for the 2010 second quarter increased 11.8 percent compared to the 2009 second quarter, chiefly driven by sales of scrubbers equipped with ec-H2O technology and sales to strategic accounts in the Americas region.

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Page 2—Tennant Company Reports 2010 Second Quarter Results

Unfavorable foreign currency exchange effects impacted 2010 second quarter consolidated net sales by approximately 0.5 percent. Organic net sales, which exclude acquisitions and foreign currency impact, rose approximately 12.0 percent for the second consecutive quarter. Organic sales grew approximately 16.0 percent in Tennant's Americas region and 41.5 percent in Asia Pacific. Organic sales in the Europe, Middle East and Africa (EMEA) region declined approximately 2.2 percent year over year, which was consistent with the 2010 first quarter.
Tennant's gross profit margin in the 2010 second quarter improved 270 basis points to 43.1 percent versus 40.4 percent in the year earlier quarter, and was up sequentially from 42.5 percent in the first quarter of 2010. The company's gross profit margins benefited from higher sales volumes, continued tight spending controls and flexible production management.
For the 2010 second quarter, selling and administrative expenses (S&A) totaled $54.5 million versus $49.0 million in the second quarter last year. The increase in S&A expense was primarily attributable to investments in chemical-free cleaning and higher variable costs stemming from increased sales. As a percent of sales, S&A declined to 32.8 percent in the 2010 second quarter from 33.0 percent in the same quarter last year and was down sequentially from 34.5 percent in the 2010 first quarter. Tennant's 2010 second quarter operating profit rose to $10.6 million, or 6.4 percent of sales, compared to an operating profit of $5.4 million, or 3.6 percent of sales, in the prior year quarter.
For the six months ended June 30, 2010, Tennant reported net earnings of $10.3 million, or $0.53 per diluted share, on net sales of $316.2 million. In the prior year first half, Tennant reported a net loss of $38.7 million, or a loss of $2.10 per diluted share, on net sales of $277.2 million. Impacting the 2009 first half results were two special items in the 2009 first quarter, a non-cash goodwill impairment charge and a benefit from a restructuring charge reserve revision, that resulted in a net loss of $2.25 per diluted share. Excluding these special items, the company’s 2009 first half net earnings would have been $2.3 million, or $0.15 per diluted share.
Year to date, S&A expenses totaled $106.2 million, or 33.6 percent of sales, compared to $95.8 million, or 34.6 percent of sales, in the first six months of 2009 excluding the special items noted above. Operating profit in the 2010 first half increased to $17.1 million, or 5.4 percent of sales, versus an operating profit of $5.7 million, or 2.0 percent of sales, in the first six months of 2009 excluding the special items noted above.

Product Innovation
Tennant Company strives to be the industry innovation leader and is aggressively pursuing the development of a chemical-free cleaning platform. To that end, Tennant established the Orbio Technologies Group in 2009. This group is dedicated to leveraging ec-H2O and developing and marketing environmentally friendly water cleaning technologies under the ORBIO™ brand name. We intend for Orbio to set the standard for sustainable cleaning around the world.
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Page 3—Tennant Company Reports 2010 Second Quarter Results

Tennant's ec-H2O technology is an environmentally friendly process that converts plain tap water into a powerful cleaning agent without any added chemicals. Tennant first launched scrubbers with ec-H2O technology in the second quarter of 2008 and achieved $17 million in sales that year. That amount tripled to $50 million in 2009, and Tennant continues to expect robust growth from ec-H2O-equipped products in 2010.
“Our ec-H2O platform continues to show significant revenue and market share potential," stated Killingstad. “Growing interest in this cleaning technology led to higher sales of scrubbers, especially the recently introduced large rider scrubbers equipped with ec-H2O, and robust growth in recently converted strategic accounts during the second quarter.
"We have learned a great deal about the capabilities of water cleaning technologies since we first introduced ec-H2O. While we are only in the initial stages of our plan to capitalize on our discoveries, we do believe that we can develop electrically activated water into a chemical-free cleaning technology platform," Killingstad said. The company plans to leverage the platform under the ORBIO brand in three phases:
First, Tennant is extending ec-H2O technology to all relevant existing products. The goal is to accelerate sales and market share gains in the company's current markets. In the second quarter, Tennant added ec-H2O to three additional rider scrubbers; all 14 applicable walk-behind and rider scrubbers are now equipped with ec-H2O technology. For the 2010 second quarter, sales of scrubbers with ec-H2O rose 28 percent sequentially from the 2010 first quarter, while Tennant’s overall equipment portfolio was up 15 percent.
The second phase involves cleaning more of Tennant's customers' spaces, in more environmentally friendly ways. Tennant currently has research studies and tests under way with key customers in North America and Europe to determine how to best leverage ec-H2O throughout their cleaning applications. The company also is pursuing the development of new cleaning devices that will be capable of delivering chemical-free cleaning in environments beyond floors.
Third is to develop new markets and applications. The company is exploring partnerships to capitalize on strategic opportunities in various market segments, including, but not limited to, consumer products, food processing and healthcare.
“We are excited with the initial progress being made by our Orbio Technologies Group to further enhance and expand our ec-H2O technology platform and build a sizeable and robust chemical-free cleaning business," Killingstad stated.

Business Outlook
Based on its strong results in the 2010 first half, Tennant Company is raising its 2010 full year sales and earnings guidance to the range of $1.00 to $1.30 per diluted share on net sales in the range of $645 million to $665 million. The company’s previous guidance anticipated 2010 earnings in the range of $0.90 to $1.20 per diluted share on net sales in the range of $630 million to $660 million. Tennant’s 2009 adjusted earnings totaled $0.67 per diluted share on net sales of $596 million.

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Page 4—Tennant Company Reports 2010 Second Quarter Results

Tennant will continue to manage its business conservatively, with a focus on operational excellence and strong cost controls. For the second half of 2010, the company anticipates steady recovery in North America, strong growth in emerging markets and sluggish conditions in Europe. Additionally, Tennant’s financial outlook includes the following expectations for 2010:
•	Unfavorable foreign currency impact on sales in the 2010 second half in the range of 3 to 5 percent, after a favorable impact of approximately 2 percent in the first half;
•	A gross margin of approximately 42 to 43 percent, up from previous range of 41 to 42 percent;
•	Research and development expense of approximately 4 percent of sales; and
•	Capital expenditures in the range of $12 million to $14 million.
Killingstad concluded, "The business is performing well and we are confident we have the growth strategies and innovative products to continue to drive sales gains. Our raised 2010 guidance includes Tennant's strong first half results and assumes performance consistent with our original plan for the remainder of the year. We remain very confident in Tennant's long-term, value-creation potential."

Company Profile
Minneapolis-based Tennant Company (NYSE: TNC) is a world leader in designing, manufacturing and marketing solutions that help create a cleaner, healthier world. Its products include equipment for maintaining surfaces in industrial, commercial and outdoor environments; chemical-free cleaning technologies; and specialty surface coatings for protecting, repairing and upgrading floors. Tennant's global field service network is the most extensive in the industry. Tennant has manufacturing operations in Minneapolis, Minn.; Holland, Mich.; Louisville, Ky.; Uden, The Netherlands; the United Kingdom; São Paulo, Brazil; and Shanghai, China; and sells products directly in 15 countries and through distributors in more than 80 countries. For more information, visit http://www.tennantco.com.

Forward-Looking Statements
           This document contains certain statements that are considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” ”will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “project,” or “continue” or similar words or the negative thereof. These statements do not relate to strictly historical or current facts and provide current expectations of forecasts of future events. Any such expectations or forecasts of future events are subject to a variety of factors. We caution that forward-looking statements must be considered carefully and that actual results may differ in material ways due to risks and uncertainties both known and unknown. Information about factors that could materially affect our results can be found in Part I, Item 1A. Risk Factors in our Annual Report on for 10-K for the year ended December 31, 2009, and in Part II, Item 1A. Risk Factors in our most recent quarter report on Form 10-Q. Shareholders, potential investors and other readers are urged to consider these factors in evaluating forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.
We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Investors are advised to consult any further disclosures by us in our filings with the Securities and Exchange Commission and in other written statements on related subjects. It is not possible to anticipate or foresee all risk factors, and investors should not consider any list of such factors to be an exhaustive or complete list of all risks or uncertainties.

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Page 5—Tennant Company Reports 2010 Second Quarter Results

Non-GAAP Financial Measures
This news release includes presentations of non-GAAP measures that include or exclude special items. Management believes that the non-GAAP measures provide useful information to investors regarding the company’s results of operations and financial condition because they permit a more meaningful comparison and understanding of Tennant Company’s operating performance for the current, past or future periods. Management uses these non-GAAP measures to monitor and evaluate ongoing operating results and trends, and to gain an understanding of the comparative operating performance of the company. See the Supplemental Non-GAAP Financial Table.

FINANCIAL TABLES FOLLOW

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Page 6—Tennant Company Reports 2010 Second Quarter Results

TENNANT COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except share and per share data)	Three Months Ended		Six Months Ended
	June 30		June 30
	2010	2009	2010	2009
Net Sales	$166,137	$148,578	$316,242	$277,225
Cost of Sales	94,594	88,479	180,940	164,401
Gross Profit	71,543	60,099	135,302	112,824
Gross Margin	43.1%	40.4%	42.8%	40.7%

Operating Expense:
Research and Development Expense	6,408	5,679	11,944	11,371
Selling and Administrative Expense	54,506	49,012	106,236	94,471
Goodwill Impairment Charge	-	-	-	43,363
Total Operating Expense	60,914	54,691	118,180	149,205

Profit (Loss) from Operations	10,629	5,408	17,122	(36,381)
Operating Margin	6.4%	3.6%	5.4%	(13.1%)

Other Income (Expense):
Interest Income	31	95	77	205
Interest Expense	(396)	(912)	(828)	(1,564)
Net Foreign Currency Transaction (Losses) Gains	(375)	153	(562)	(208)
ESOP Income	-	245	-	488
Other Income (Expense), Net	58	(68)	58	(48)
Total Other Expense, Net	(682)	(487)	(1,255)	(1,127)

Profit (Loss) Before Income Taxes	9,947	4,921	15,867	(37,508)
Income Tax Expense	3,772	1,914	5,601	1,231

Net Earnings (Loss)	$6,175	$3,007	$10,266	$(38,739)

Earnings (Loss) per Share:
Basic	$0.33	$0.16	$0.55	$(2.10)
Diluted	$0.32	$0.16	$0.53	$(2.10)

Weighted Average Shares Outstanding:
Basic	18,789,530	18,543,375	18,736,228	18,403,593
Diluted	19,302,802	18,716,769	19,205,678	18,403,593

Cash Dividend Declared per Common Share	$0.14	$0.13	$0.28	$0.26

GEOGRAPHICAL NET SALES(1) (Unaudited)

	Three Months Ended			Six Months Ended
	June 30			June 30
	2010	2009	%	2010	2009	%
Americas	$107,584	$91,942	17.0	$200,267	$168,931	18.5
Europe, Middle East and Africa	41,578	45,544	(8.7)	84,584	86,631	(2.4)
Asia Pacific	16,975	11,092	53.0	31,391	21,663	44.9
Total	$166,137	$148,578	11.8	$316,242	$277,225	14.1

(1)	Net of intercompany sales.

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Page 7—Tennant Company Reports 2010 Second Quarter Results

TENNANT COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(in thousands)	June 30,	December 31,	June 30,
	2010	2009	2009
ASSETS
Current Assets:
Cash and Cash Equivalents	$34,489	$18,062	$16,092
Receivables, Net	112,400	121,203	108,956
Inventories	62,390	56,646	59,206
Prepaid Expenses	9,657	10,295	11,145
Deferred Income Taxes, Current Portion	9,370	9,362	9,562
Other Current Assets	1	344	380
Total Current Assets	228,307	215,912	205,341

Property, Plant and Equipment	280,995	287,915	284,691
Accumulated Depreciation	(191,601)	(190,698)	(183,381)
Property, Plant and Equipment, Net	89,394	97,217	101,310

Deferred Income Taxes, Long-Term Portion	5,999	7,911	7,122
Goodwill	19,764	20,181	19,358
Intangible Assets, Net	25,240	29,243	31,024
Other Assets	6,909	7,262	6,457
Total Assets	$375,613	$377,726	$370,612

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Current Portion of Long-Term Debt	$3,938	$4,012	$4,758
Short-Term Borrowings	-	7	-
Accounts Payable	49,894	42,658	33,723
Employee Compensation and Benefits	22,391	28,092	21,815
Income Taxes Payable	3,890	3,982	3,043
Other Current Liabilities	34,451	37,401	35,583
Total Current Liabilities	114,564	116,152	98,922

Long-Term Liabilities:
Long-Term Debt	28,439	30,192	51,468
Employee-Related Benefits	30,480	31,848	28,652
Deferred Income Taxes, Long-Term Portion	4,495	7,417	10,711
Other Liabilities	7,199	7,838	7,855
Total Long-Term Liabilities	70,613	77,295	98,686

Total Liabilities	185,177	193,447	197,608

Shareholders' Equity:
Preferred Stock	-	-	-
Common Stock	7,114	7,032	6,998
Additional Paid-In Capital	8,952	7,772	6,454
Retained Earnings	201,307	192,584	183,524
Accumulated Other Comprehensive Loss	(26,937)	(23,109)	(22,575)
Receivable from ESOP	-	-	(1,397)
Total Shareholders’ Equity	190,436	184,279	173,004

Total Liabilities and Shareholders’ Equity	$375,613	$377,726	$370,612

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Page 8—Tennant Company Reports 2010 Second Quarter Results

TENNANT COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)	Six Months Ended
	June 30
	2010	2009
OPERATING ACTIVITIES
Net Earnings (Loss)	$10,266	$(38,739)
Adjustments to Net Earnings (Loss) to Arrive at Operating Cash Flow:
Depreciation	9,179	9,928
Amortization	1,563	1,445
Deferred Tax (Benefit) Expense	(1,539)	431
Goodwill Impairment Charge	-	43,363
Stock-Based Compensation Expense	1,388	796
ESOP Expense	-	154
Tax Benefit on ESOP	-	4
Allowance for Doubtful Accounts and Returns	856	530
Other, Net	(14)	(87)
Changes in Operating Assets and Liabilities, Excluding the Impact of Acquisitions:
Accounts Receivable	7,684	14,482
Inventories	(9,775)	7,014
Accounts Payable	8,013	8,090
Employee Compensation and Benefits	(5,315)	(1,629)
Accrued Expenses	1,255	(8,444)
Income Taxes Payable/Prepaid	3,160	7,005
Other Assets and Liabilities	(2,341)	(1,765)
Net Cash Provided by Operating Activities	24,380	42,578

INVESTING ACTIVITIES
Purchases of Property, Plant and Equipment	(4,195)	(6,673)
Proceeds from Disposals of Property, Plant and Equipment	468	262
Acquisition of Businesses, Net of Cash Acquired	(26)	(2,117)
Net Cash Used for Investing Activities	(3,753)	(8,528)

FINANCING ACTIVITIES
Change in Short-Term Borrowings, Net	(7)	(2)
Payment of Long-Term Debt	(2,055)	(42,333)
Issuance of Long-Term Debt	-	-
Purchases of Common Stock	-	-
Proceeds from Issuance of Common Stock	3,093	7
Tax Benefit on Stock Plans	800	(417)
Dividends Paid	(5,284)	(4,806)
Net Cash Used for Financing Activities	(3,453)	(47,551)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	(747)	308

Net Increase (Decrease) in Cash and Cash Equivalents	16,427	(13,193)

Cash and Cash Equivalents at Beginning of Period	18,062	29,285

Cash and Cash Equivalents at End of Period	$34,489	$16,092

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Page 9—Tennant Company Reports 2010 Second Quarter Results

TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLE

(In thousands, except per share data)	Three Months Ended		Six Months Ended
	June 30		June 30
	2010	2009	2010	2009

Net Sales	$166,137	$148,578	$316,242	$277,225

Cost of Sales	94,594	88,479	180,940	164,401
Gross Profit	71,543	60,099	135,302	112,824
Gross Margin	43.1%	40.4%	42.8%	40.7%
Operating Expense:
Research and Development Expense	6,408	5,679	11,944	11,371
Selling and Administrative Expense	54,506	49,012	106,236	94,471
Goodwill Impairment Charge	-	-	-	43,363
Total Operating Expense	60,914	54,691	118,180	149,205

Profit (Loss) from Operations - as reported	$10,629	$5,408	$17,122	$(36,381)
Operating Margin	6.4%	3.6%	5.4%	(13.1%)
Adjustments:
Goodwill Impairment Charge	-	-	-	43,363
Workforce Reduction Reserve Revision	-	-	-	(1,328)
Profit (Loss) from Operations - as adjusted	$10,629	$5,408	$17,122	$5,654
Operating Margin	6.4%	3.6%	5.4%	2.0%

Other Income (Expense):
Interest Income	31	95	77	205
Interest Expense	(396)	(912)	(828)	(1,564)
Net Foreign Currency Transaction Losses	(375)	153	(562)	(208)
ESOP Income	-	245	-	488
Other Income, Net	58	(68)	58	(48)
Total Other Expense, Net	(682)	(487)	(1,255)	(1,127)

Profit (Loss) Before Income Taxes - as reported	$9,947	$4,921	$15,867	$(37,508)
Adjustments:
Goodwill Impairment Charge	-	-	-	43,363
Workforce Reduction Reserve Revision	-	-	-	(1,328)
Profit (Loss) Before Income Taxes - as adjusted	$9,947	$4,921	$15,867	$4,527

Income Tax Expense (Benefit) - as reported	$3,772	$1,914	$5,601	$1,231
Adjustments:
Goodwill Impairment Charge	-	-	-	1,074
Workforce Reduction Reserve Revision	-	-	-	(79)
Income Tax Expense (Benefit) - as adjusted	$3,772	$1,914	$5,601	$2,226

Net Earnings (Loss) - as reported	$6,175	$3,007	$10,266	$(38,739)
Adjustments:
Goodwill Impairment Charge	-	-	-	42,289
Workforce Reduction Reserve Revision	-	-	-	(1,249)
Net Earnings (Loss) - as adjusted	$6,175	$3,007	$10,266	$2,301

Earnings (Loss) per Share:
Basic	$0.33	$0.16	$0.55	$(2.10)
Diluted Earnings (Loss) per Share - as reported	$0.32	$0.16	$0.53	$(2.10)
Adjustments:
Goodwill Impairment Charge	-	-	-	2.32
Workforce Reduction Reserve Revision	-	-	-	(0.07)

Diluted Earnings (Loss) per Share - as adjusted	$0.32	$0.16	$0.53	$0.15

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Page 10—Tennant Company Reports 2010 Second Quarter Results

TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLE

(In thousands, except per share data)	Full
Year
2009

Diluted Earnings (Loss) per Share - as reported	$(1.42)
Adjustments:
Goodwill Impairment Charge	2.29
Workforce Reduction Reserve Revision	(0.07)
Foreign Currency Loss from UK Business Reorganization	0.02
Tax Benefit from UK Business Reorganization	(0.12)
Discrete Tax Items	(0.03)

Diluted Earnings (Loss) per Share - as adjusted	$0.67